CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-16927, No. 33-90398 and No. 333-5998) of Reuters Group PLC of our report dated February 11, 2000 relating to the financial statements, which appears on page 32 of the 1999 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 20-F.

London, England March 1, 2000	/s/ PricewaterhouseCoopers Chartered Accountants and Registered Auditors